Exhibit 99.1

Press Release

For Release, 09:10AM ET March 21, 2025

Neonode Reports 2024 Financial Results

STOCKHOLM, SWEDEN, March 21, 2025 — Neonode Inc. (NASDAQ: NEON) today reported financial results for the fiscal year ended December 31, 2024.

FINANCIAL SUMMARY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024:

●	Revenues from continuing operations of $3.1 million, a decrease of 18.8% compared to the prior year.

●	Operating expenses from continuing operations of $9.5 million, a decrease of 0.2% compared to the prior year.

●	Loss from continuing operations of $5.9 million, or $0.37 per share, compared to $5.1 million, or $0.33 per share, for the prior year.

●	Cash used by operations of $5.6 million, compared to $6.3 million for the prior year.

●	Cash and accounts receivable of $17.2 million as of December 31, 2024 compared to $16.8 million for the prior year-end.

THE CEO’S COMMENTS

“Last year marked an important year of transition for Neonode as we discontinued Touch Sensor Module (“TSM”) manufacturing and positioned ourselves for a future fully focused on technology licensing. Our licensable technology platforms, MultiSensing® and zForce®, continued to generate customer interest in 2024 – resulting in non-recurring engineering (“NRE”) fees from customer projects, which we expect to generate license revenues once these projects enter the production phase,” said Fredrik Nihlén, Neonode’s interim President and CEO and CFO.

“While we are seeing a decline in revenues from our legacy business within printer and car touch applications, we are confident that we are now well-positioned to capitalize on opportunities in new applications within automotive safety and touch displays. As a testament to this, last year, we announced an award by a leading commercial vehicle original equipment manufacturer (“OEM”) to supply MultiSensing driver monitoring system (“DMS”) software. Neonode’s zForce-based TSM technology was also selected by NEXTY Electronics for their next-generation amusement machines. We continue to develop our technology platforms and are working closely with customers and prospects to deliver innovative licensable solutions that enhance our market position and expand the applications addressable with our technology,” concluded Mr. Nihlén.

FINANCIAL OVERVIEW FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024

Revenues from continuing operations for fiscal 2024 were $3.1 million, an 18.8% decrease compared to 2023. License revenues were $2.7 million, a decrease of 29.3% compared to 2023. The decrease was mainly due to lower demand for our legacy customers’ products within printer and passenger car touch applications, offset by revenues from new licensing customers.

Revenues from non-recurring engineering for fiscal 2024 were $0.4 million, a 1,519.2  % increase compared to 2023, mainly attributable to the DMS project with the commercial vehicle OEM customer that was announced at the end of 2023 and the new agreement with NEXTY Electronics for an evolution of our licensable TSM technology.

Operating expenses from continuing operations for fiscal 2024 were $9.5 million, a 0.2% decrease compared to 2023.

Loss from continuing operations for fiscal 2024 was $5.9 million, or $0.37 per share, compared to a loss from continuing operations of $5.1 million, or $0.33 per share for 2023.

Cash used by operations was $5.6 million in fiscal 2024 compared to $6.3 million for 2023. The decrease was primarily due to fewer component purchases following the phaseout of TSM manufacturing.

Cash and accounts receivable totaled $17.2 million and working capital for continuing operations was $16.1 million as of December 31, 2024, compared to $16.8 million and $16.1 million as of December 31, 2023, respectively. Our financial position and liquidity provide stability and enable us to execute our strategy to secure more licensing opportunities for our innovative technologies.

For more information, please contact:

Interim President and Chief Executive Officer and Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The Company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced research and development and technology licensing, Neonode’s technology is currently deployed in more than 90 million products, and the Company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$16,427	$16,155
Accounts receivable and unbilled revenues, net	732	652
Contract assets	51	-
Prepaid expenses and other current assets	475	891
Current assets of discontinued operations	-	922
Total current assets	17,685	18,620

Non-current assets:
Property and equipment, net	62	110
Operating lease right-of-use assets, net	634	-
Non-current assets of discontinued operations	-	284
Total non-current assets	696	394
Total assets	$18,381	$19,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$229	$400
Accrued payroll and employee benefits	760	854
Accrued expenses	404	309
Contract liabilities	-	2
Current portion of finance lease obligations	2	8
Current portion of operating lease obligations	225	-
Current liabilities of discontinued operations	-	259
Total current liabilities	1,620	1,832

Non-current liabilities
Finance lease obligations, net of current portion	-	2
Operating lease obligations, net of current portion	319	-
Non-current liabilities of discontinued operations	-	17
Total non-current liabilities	319	19
Total liabilities	1,939	1,851

Commitments and contingencies (Note 8)

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, with par value of $0.001; no shares issued and outstanding at December 31, 2024 and 2023, respectively	-	-
Common stock, 25,000,000 shares authorized, with par value of $0.001; 16,782,922 and 15,359,481 shares issued and outstanding at December 31, 2024 and 2023, respectively	17	15
Additional paid-in capital	240,955	235,158
Accumulated other comprehensive loss	(450)	(396)
Accumulated deficit	(224,080)	(217,614)
Total stockholders’ equity	16,442	17,163
Total liabilities and stockholders’ equity	$18,381	$19,014

NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Years ended December 31,
	2024	2023
Revenues:
License fees	$2,687	$3,803
Non-recurring engineering	421	26
Total revenues	3,108	3,829

Cost of revenues:
Non-recurring engineering	116	12
Total cost of revenues	116	12
Gross margin	2,992	3,817

Operating expenses:
Research and development	3,444	3,833
Sales and marketing	2,328	2,455
General and administrative	3,767	3,266
Total operating expenses	9,539	9,554

Operating loss	(6,547)	(5,737)
Other income, net	687	736
Loss before provision for income taxes	(5,860)	(5,001)
Provision for income taxes	15	115
Loss from continuing operations	(5,875)	(5,116)
Loss from discontinued operations	(591)	(5,007)
Net loss	$(6,466)	$(10,123)

Loss per common share:
Basic and diluted loss per share from continuing operations	$(0.37)	$(0.33)
Basic and diluted loss per share from discontinued operations	(0.04)	(0.33)
Basic and diluted net loss per share	$(0.41)	$(0.66)
Basic and diluted – weighted average number of common shares outstanding	15,873	15,322

NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Years ended December 31,
	2024	2023
Net loss	$(6,466)	$(10,123)

Other comprehensive loss:
Foreign currency translation adjustments	(54)	(56)
Other comprehensive loss	(54)	(56)
Comprehensive loss	$(6,520)	$(10,179)

NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
Balances, January 1, 2023	14,456	$14	$227,235	$(340)	$(207,491)	$19,418
Issuance of shares for cash, net of offering costs	903	1	7,865	-	-	7,866
Stock-based compensation	-	-	58	-	-	58
Foreign currency translation adjustment	-	-	-	(56)	-	(56)
Net loss	-	-	-	-	(10,123)	(10,123)
Balances, December 31, 2023	15,359	$15	$235,158	$(396)	$(217,614)	$17,163
Issuance of shares for cash, net of offering costs	1,424	2	5,794	-	-	5,796
Stock-based compensation	-	-	3	-	-	3
Foreign currency translation adjustment	-	-	-	(54)	-	(54)
Net loss	-	-	-	-	(6,466)	(6,466)
Balances, December 31, 2024	16,783	$17	$240,955	$(450)	$(224,080)	$16,442

NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years ended December 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(6,466)	$(10,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	3	58
Bad debt expense	172	-
Loss on disposal of assets	18	-
Depreciation and amortization	58	95
Amortization of operating lease right-of-use assets	79	65
Inventory impairment loss	357	3,572
Changes in operating assets and liabilities:
Accounts receivable, unbilled revenue and contract assets	(51)	539
Inventory	223	(395)
Prepaid expenses and other current assets	382	(201)
Accounts payable, accrued payroll and employee benefits, and accrued expenses	(213)	173
Contract liabilities	(10)	(26)
Operating lease obligations	(144)	(65)
Net cash used in operating activities	(5,592)	(6,308)

Cash flows from investing activities:
Purchase of property and equipment	(37)	(123)
Proceeds from sale of property and equipment	189	-
Net cash provided by (used in) investing activities	152	(123)

Cash flow from financing activities:
Proceeds from issuance of common stock, net of offering costs	5,796	7,866
Principal payments on finance lease obligations	(17)	(89)
Net cash provided by financing activities	5,779	7,777

Effect of exchange rate changes on cash and cash equivalents	(67)	(7)

Net increase in cash and cash equivalents	272	1,339
Cash and cash equivalents at beginning of year	16,155	14,816
Cash and cash equivalents at end of year	$16,427	$16,155

Supplemental disclosure of cash flow information:
Cash paid for interest	$1	$9
Cash paid for income taxes	$15	$115

Supplemental disclosure of non-cash investing and financial activities:
Right-of-use asset obtained in exchange for operating lease obligations	$668	$-